EXHIBIT 21


                   NATIONAL GAS & OIL COMPANY

                 SUBSIDIARIES OF THE REGISTRANT

                                           State of Incorporation

A.   National Gas & Oil Corporation                  Ohio

B.   NGO Development Corporation                     Ohio

C.   Producers Gas Sales, Inc.                       Ohio